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                                   Exhibit 99


          NESCO ANNOUNCES CHANGES AT HOPKINS APPRAISAL SERVICES, INC.

                              FOR IMMEDIATE RELEASE

Contact:   Eddy Patterson, NESCO, Chairman & CEO (918) 250-2227
           James Howell, NESCO, President (9l8) 250-2227

(May 11, 2001) - Tulsa, Oklahoma: NESCO, Inc. (NESCO), (NASDAQ: NESC) a leading provider of services to the fueling systems industry, today announced that on May 8, 2001, Company management received notice that David Hopkins and seven other employees of Hopkins Appraisal Services, Inc. employees resigned effective at the close of business on May 7, 2001. Mr. Hopkins has opened a competing appraisal firm and has employed the former Hopkins Appraisal employees. Company management is consulting with its legal counsel to determine a course of action.

THIS PRESS RELEASE INCLUDES STATEMENTS WHICH MAY CONSTITUTE FORWARD LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULT TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS WHICH WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

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